Exhibit 2

SHARE EXCHANGE AGREEMENT

The shareholders shown on Exhibit A agree to exchange each share they own in Advanced Interactive Gaming, Inc. for one share of the common stock of Virtual Interactive Technologies Corp. (f/k/a Mascota Resources).

Agreed to and accepted.

September 27, 2019

VIRTUAL INTERACTIVE TECHNOLOGIES CORP.

	By:	/s/ Mark Rodenbeck
Mark Rodenbeck,
Chief Executive Officer

/s/ Stephen Calandrella
Stephen Calandrella

/s/ Colton Calandrella
Colton Calandrella

/s/ Nichole Calandrella
Nichole Calandrella

/s/ Severin Calandrella
Severin Calandrella

/s/ Joseph Lavigne
Joseph Lavigne

/s/ Troy Lavigne
Troy Lavigne

/s/ Tyler Lavigne
Tyler Lavigne

/s/ David Lavigne
David Lavigne

/s/ Ronald Lavigne
Ronald Lavigne

/s/ Philip F. Grey
Philip F. Grey

/s/ Christopher Grey
Christopher Grey (GreyCo, Inc.)

/s/ Gregory Newman
Gregory Newman (GDN Enterprises)

/s/ Byron Burland
Byron Burland

/s/ Kevin Curtis
Kevin Curtis

/s/ Gina Garcia Shaw
Gina Garcia-Shaw

/s/ Bruce Madsen
Bruce Madsen

/s/ Jan Lindner
Jan Lindner

/s/ James W. Creamer III
James W. Creamer III

/s/ Attila Camdeviren
Attila Camdeviren

/s/ Patrick Buckland
Patrick Buckland

/s/ Matt Edmunds
Matt Edmunds

/s/ Joni Troska
Joni Troska

/s/ Philip Barclay
Philip Barclay

/s/ Ryan Rodenbeck
Ryan Rodenbeck

Barn light Capital

	By:	/s/ Terry Shadwick
Terry Shadwick

/s/ John Haggar
John Haggar

/s/ David Jung MD
Dr. David Jung

/s/ David Gregarek
David Gregarek

/s/ Jason Garber
Jason Garber